Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 28, 2011, by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B. The Company desires to issue and sell up to an aggregate of 4,800,000 shares (the “Common Shares”) of the Company’s common stock (the “Offering”).

C. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of Common Shares set forth next to each Purchaser’s name on Schedule A hereto. For the avoidance of doubt, each Purchaser is acting separately in the exercise of its rights hereunder and all of its commitments and liabilities are undertaken on a several and not joint and several basis.

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual promises, representations, warranties, covenants, conditions and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

TERMS AND CONDITIONS

1. Definitions. As used in this Agreement, unless the context otherwise requires:

(a)	“8-K Filing” has the meaning ascribed thereto in Section 7(g) of this Agreement;

(b)	“1934 Act” means the United States Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof;

(c)	“Action” has the meaning ascribed thereto in Section 5.2(w) of this Agreement;

(d)	“affiliate”, “distribution” and “insider” have the respective meanings ascribed to them under applicable Securities Laws and “affiliate” shall, without limitation, also include persons who are “affiliates” within the meaning ascribed to this term in Rule 144(a)(1) under the 1934 Act;

(e)	“Agreement” has the meaning given such term in the recitals;

(f)	“Business Day(s)” means any day other than a Saturday or Sunday or any other day in which the banks located in Charlotte, North Carolina are not open for business;

(g)	“Closing” means the completion of the delivery and sale of the Common Shares and payment of the aggregate Subscription Price;

(h)	“Closing Date” means no later than June 30, 2011 or such other date as may be agreed upon by the Company and each Purchaser as the Closing Date of the Offering;

(i)	“Closing Time” means 8:30 a.m. (Charlotte time) on the Closing Date or such other date or time as the Company and the Purchasers may decide;

(j)	“Common Share” has the meaning given such term in the recitals;

(k)	“Company” has the meaning given such term in the preamble;

(l)	“Company Material Adverse Effect” means any event, occurrence, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is materially adverse to the affairs, business, operations, assets, financial condition, or results of operations of the Company and the Subsidiaries taken as a whole or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or prevent or materially impair or delay the ability of the Company to perform its obligations hereunder, other than any event, occurrence, change or effect to the extent resulting from any one or more of the following (i) the execution and delivery of this Agreement, the pendency or public disclosure of this Agreement or the transactions contemplated by this Agreement (or any action taken by a party in response to such announcement), or the consummation of the transactions contemplated by this Agreement, (ii) any outbreak or escalation of hostilities or war or any act of terrorism, (iii) changes in conditions in the U.S. or global economy, capital or financial markets generally, including, without limitation, changes in interest or exchange rates, (iv) changes in legal, tax, regulatory, political or business conditions that, in each case, generally affect the real estate industry, (v) changes in GAAP after the date hereof, or (vi) any action taken by the Company or its Subsidiaries at the written request or with the express written consent of the Purchasers.

(m)	“Company Permits” has the meaning ascribed thereto in Section 5.2(t) of this Agreement;

(n)	“Consistently Applied” has the meaning ascribed thereto in Section 5.2(u)(i) of this Agreement;

(o)	“Contract” has the meaning ascribed thereto in Section 5.2(s) of this Agreement;

(p)	“Disclosure Documents” means each document filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2010;

(q)	“Environmental Laws” has the meaning ascribed thereto in Section 5.2(bb)(ii)(A) of this Agreement;

(r)	“Environmental Permits” has the meaning ascribed thereto in Section 5.2(bb)(ii)(B) of this Agreement;

(s)	“Exemptions” means the exemption from the prospectus and registration requirements under applicable Securities Laws, in respect of the issue of the Common Shares;

(t)	“ERISA” has the meaning ascribed thereto in Section 5.2(x)(ii) of this Agreement;

(u)	“Fidelity” has the meaning ascribed thereto in Section 7(e) of this Agreement;

(v)	“Financial Statements” has the meaning ascribed thereto in Section 5.2(u)(i) of this Agreement;

(w)	“GAAP” has the meaning ascribed thereto in Section 5.2(u)(i) of this Agreement;

(x)	“General Solicitation or General Advertising” means “general solicitation or general advertising”, as used under Rule 502(c) under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or telecommunications, including electronic display or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(y)	“Governmental Authority” means any U.S. or Canadian domestic or foreign government, whether federal, state, local, regional, municipal or other political jurisdiction, and any agency, authority, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi-governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government;

(z)	“Hazardous Substances” has the meaning ascribed thereto in Section 5.2(bb)(ii)(C) of this Agreement;

(aa)	“Intellectual Property” has the meaning ascribed thereto in Section 5.2(z)(ii) of this Agreement;

(bb)	“Law” has the meaning ascribed thereto in Section 5.2(s) of this Agreement;

(cc)	“Licensed Intellectual Property” has the meaning ascribed thereto in Section 5.2(z)(i) of this Agreement;

(dd)	“lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest;

(ee)	“material” means material in relation to the Company and its Subsidiaries considered on a consolidated basis;

(ff)	“Material Subsidiaries” means the Subsidiaries whose assets or revenues, calculated on an individual basis, represent more than 10% of the consolidated assets or revenues of the Company;

(gg)	“Most Recent Balance Sheet” has the meaning ascribed thereto in Section 5.2(u)(ii) of this Agreement;

(hh)	“Offering” has the meaning given such term in the recitals;

(ii)	“Owned Intellectual Property” has the meaning ascribed thereto in Section 5.2(z)(i) of this Agreement;

(jj)	“Plans” has the meaning ascribed thereto in Section 5.2(x)(ii) of this Agreement;

(kk)	“Press Release” has the meaning ascribed thereto in Section 7(g) of this Agreement;

(ll)	“Purchaser” has the meaning ascribed thereto in the preamble;

(mm)	“Purchaser Material Adverse Effect” means any event, occurrence, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is materially adverse to the affairs, business, operations, assets, financial condition, or results of operations of a Purchaser or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or prevent or materially impair or delay the ability of the a Purchaser to perform its obligations hereunder, other than any event, occurrence, change or effect to the extent resulting from any one or more of the following (i) the execution and delivery of this Agreement, the pendency or public disclosure of this Agreement or the transactions contemplated by this Agreement (or any action taken by a party in response to such announcement), or the consummation of the transactions contemplated by this Agreement, (ii) any outbreak or escalation of hostilities or war or any act of terrorism, (iii) changes in conditions in the U.S. or global economy, capital or financial markets generally, including, without limitation, changes in interest or exchange rates, (iv) changes in GAAP after the date hereof, or (v) any action taken by the Purchaser at the written request or with the express written consent of the Company

(nn)	“Release” has the meaning ascribed thereto in Section 5.2(cc)(ii)(D) of this Agreement;

(oo)	“Registration Statement” has the meaning ascribed thereto in Annex “A” hereto;

(pp)	“Regulation D” has the meaning given such term in the recitals;

(qq)	“Regulation M” means Regulation M promulgated under the 1934 Act;

(rr)	“SEC” means the United States Securities and Exchange Commission;

(ss)	“Securities” means the Common Shares;

(tt)	“Securities Act” has the meaning given such term in the recitals;

(uu)	“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders, and the notices, policies and written interpretations issued by the Securities Regulators in each of the jurisdictions of the Purchasers, and the rules of the New York Stock Exchange;

(vv)	“Securities Regulators” means the Securities and Exchange Commission or other securities regulatory authorities of the jurisdictions of the Purchasers;

(ww)	“Stock Exchanges” means the New York Stock Exchange;

(xx)	“Subscription Price” means ten dollars and seventy cents ($10.70) per share;

(yy)	“Subsidiaries” any entity of which more than 50 percent of the voting securities are directly or indirectly owned by the Company and the financial statements of which are consolidated with those of the Company and “Subsidiary” means any one of the Subsidiaries;

(zz)	“Taxes” has the meaning ascribed hereto in Section 5.2(aa)(v)(A) of this Agreement;

(aaa)	“Tax Returns” has the meaning ascribed thereto in Section 5.2(aa)(v)(B) of this Agreement;

(bbb)	“to the knowledge of” means (unless otherwise expressly stated), with respect to the Company, a statement of the actual knowledge, after having made reasonable inquiries (such reasonable inquiries not needing to include enquiries of third parties), of William McMorrow, Freeman Lyle and Barry Schlesinger of the facts or circumstances to which such phrase relates;

(ccc)	“Transfer” has the meaning ascribed hereto in Section 6.1(e)(i)

(ddd)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(eee)	“Securities Act” has the meaning ascribed thereto in the recitals;

(fff)	“U.S. Securities Laws” means the applicable blue sky or securities legislation in the United States, together with the 1934 Act and the Securities Act and the rules and regulations of the SEC or state securities authority thereunder; and

2. Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	“this Agreement” means this Securities Purchase Agreement;

(b)	any reference in this Agreement to a designated “Section”, “Subsection”, “Paragraph”, “Schedule” or other subdivision refers to the designated section, subsection, paragraph, schedule or other subdivision of this Agreement;

(c)	the words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement;

(d)	the word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e)	any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation;

(f)	any reference to “party” or “parties” means the Company, each Purchaser, or all of them, as the context requires;

(g)	the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(h)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

3. Sale of Shares. The Common Shares will be sold by way of the exemption from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Company shall issue and sell the Common Shares at the Closing Time, in accordance with and subject to the provisions of this Agreement.

4. Offering Procedures.

4.1 Each Purchaser of Common Shares will purchase Common Shares and the Company will issue and sell the Common Shares pursuant to exemptions from applicable prospectus and registration requirements under Securities Laws of the jurisdiction of residence of the Purchaser or such other jurisdiction as may be applicable to the Purchaser and as contemplated by this Agreement.

4.2 The Company will use its best efforts to file or cause to be filed all documents required to be filed by the Company in connection with the purchase and sale of the Common Shares so that the distribution of the Common Shares may lawfully occur on an exempt basis.

4.3 The Company covenants that it will prepare and file the Registration Statement in accordance with the terms set forth in Annex “A” hereto.

4.4 Prior to the Closing and/or with respect to the Registration Statement, the Company will promptly inform each Purchaser of the receipt by the Company of any material communication from the Securities Regulators or any other securities regulatory authority of any other jurisdiction, the Stock Exchanges or the Company’s other filings with the SEC.

5. Representations and Warranties of the Company.

5.1 Each officers’ certificate required to be provided in accordance with the terms of this Agreement, signed by any officer of the Company and delivered to each Purchaser, will constitute a representation and warranty by the Company to each Purchaser, as the case may be, as to the matters covered by the certificate.

5.2 As of the date hereof, the Company represents and warrants to each Purchaser and acknowledges that each Purchaser is relying upon such representations and warranties in connection with its execution and delivery of this Agreement that:

(a)	the Common Shares to be issued by the Company and/or sold pursuant to this Agreement will be duly authorized for that issuance and sale by all necessary action on the part of the Company and, when issued and delivered by the Company against payment of the applicable consideration, the Common Shares issued pursuant to this Agreement, will have been validly issued, will be outstanding as fully paid and non-assessable and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Company or in violation of any applicable law;

(b)	the Company is a reporting issuer under U.S. Securities Laws and a registrant under the 1934 Act;

(c)	no order ceasing or suspending trading in securities of the Company, prohibiting the sale of such securities, has been issued to the Company, directors or officers and, to the knowledge of the Company, no such investigations or proceedings for such purposes are pending or threatened;

(d)	[Intentionally Left Blank.]

(e)	the statements set forth in the Disclosure Documents did not as of the filing date of such Disclosure Documents, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)	the Company has not suffered a Company Material Adverse Effect since December 31, 2010 and the Company has not suffered a Company Material Adverse Effect in relation to the Common Shares;

(g)	the Company’s auditors are independent public accountants as required under applicable Securities Laws, are qualified to act as auditors of the Company under the applicable Securities Laws, and there has never been a reportable disagreement (within the meaning of the applicable Securities Laws) between the Company and the Company’s auditors;

(h)	during the period in which the Common Shares are offered for sale, the Company did not and will not authorize any person acting on its or their behalf to take any action that would cause the exemption afforded by Section 4(2) of the Securities Act or Rule 506 thereunder to be unavailable for offers and sales of the Common Shares, pursuant to this Agreement;

(i)	neither the Company, nor any of its affiliates, nor any person authorized to act on its behalf have engaged or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of the Common Shares, provided, however, that on June 6, 2011, the Company filed a shelf registration statement on Form S-3 and will in the future file amendments and prospectus supplements with respect thereto;

(j)	the Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States in a manner that would be “integrated” with the Offering and that would cause the exemption afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D to be unavailable for offers and sales of the Common Shares;

(k)	during the period in which the Common Shares are offered for sale, neither the Company nor any of its affiliates, nor any person authorized to act on its behalf has taken or will take, directly or indirectly, any action that would constitute a violation of Regulation M of the SEC under the 1934 Act;

(l)	the Company shall cause a Form D to be filed with the SEC within 15 days of the first sale of Common Shares and shall, unless directed to the contrary by the Purchasers with regard to any jurisdiction in which there is a reliance on a state institutional exemption that does not require the making of any filing, make such other filings as shall be required by applicable state Securities Laws to secure exemption from registration under such securities laws for the sale of the Common Shares in such states;

(m)	neither the Company nor any of the affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of notice of sales on Form D;

(n)	the Company is not now and, as a result of the transactions contemplated by this Agreement, will not be an “investment company” (as defined in the United States Investment Company Act of 1940) that is or will be required to be registered under Section 8 of that Act;

(o)	(i)	the Company and each Subsidiary of the Company has been duly incorporated or formed, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite corporate, partnership or limited liability company, as applicable, power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation, partnership or limited liability company, as applicable, to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect; and

	(ii)	a true and complete list of all Material Subsidiaries as of December 31, 2010, together with the jurisdiction of incorporation, or formation, of each such Subsidiary, is set forth in the Disclosure Documents; and

(p)	the Company has made available to each Purchaser a complete and correct copy of the articles of incorporation and bylaws (the “Organizational Documents”), each as amended to date, of the Company. The Organizational Documents are in full force and effect and no other organizational documents are applicable or binding upon the Company. Neither the Company nor any Subsidiary is currently in violation of any material provision of the Organizational Documents in any material respect;

(q)	(i)	as of the date of this Agreement, the authorized capital stock of the Company consists of Common Shares, series A preferred stock, series B preferred stock and warrants, of which 40,179,656 Common Shares are issued and outstanding as of June 27, 2011, 100,000,000 shares of series A preferred stock are issued and outstanding as of June 27, 2011, 32,550,000 shares of series B preferred stock are issued and outstanding as of June 27, 2011, and 9,508,448 warrants are issued and outstanding as of June 27, 2011. Each outstanding Common Share, share of series A preferred stock and share of series B preferred stock is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights; and

(ii)

except as described in the Disclosure Documents or in this Agreement, there are no (A) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary or any shareholder of the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, (B) voting securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) equity equivalents, interests in the ownership or earnings of the Company or rights with respect to the foregoing. All shares of common stock reserved for issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. All securities of the Company have been issued in compliance with all applicable Laws, except to the extent that any non-compliance will not result in any Company Material Adverse Effect;

(r)	the Company has all necessary power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(s)	the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement does not (i) conflict with or result in a violation or breach of the Articles of Incorporation or Bylaws (or similar organizational documents) of the Company, (ii) except for post-closing filings made in the ordinary course for transactions of the kind set out in this Agreement, conflict with or violate any statute, law, ordinance, regulation, rule, common law, code, executive order, judgment, decree or other order (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a material loss of a material benefit under, give rise to a right or obligation to purchase or sell assets or securities under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any material property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract (written or oral), agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a “Contract”) to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any material property or asset of the Company or any Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, liens or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect;

(t)

the Company and each Subsidiary is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its material properties or to carry on its business substantially as it is now being conducted (the “Company Permits”), and no suspension or cancellation of material Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary is operating in material violation of: (a) any Law applicable to such entity or by which any property or asset of such entity is bound or affected, and (b) any Company Permit to which such entity is a party or by which such entity or any such property or asset of such entity is bound, except in any case for any such violations which would not have a Company Material Adverse Effect;

(u)	(i)	the financial statements in the Disclosure Documents (the “Financial Statements”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP or as may be indicated in the notes thereto, if any) (hereinafter, “Consistently Applied”) and present fairly, in all material respects, the consolidated or combined financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of operations for the periods indicated; and

	(ii)	neither the Company nor any Subsidiary have any liabilities, obligations or commitments (including without limitation, liabilities, obligations or commitments to fund any operations or work or to give any guarantees or for Taxes) whether accrued, absolute, contingent or otherwise, of the type required by GAAP to be reflected or reserved against on the face of the balance sheets except (i) to the extent reflected, reserved or taken into account in the consolidated balance sheet of the Company and its subsidiaries as of March 31, 2011 (and included in the Form 10-Q of the Company), including all notes thereto, if any and the most recently filed balance sheet of the Company in the Disclosure Documents (collectively, the “Most Recent Balance Sheet”) and not heretofore paid or discharged, (ii) the Company’s 8.750% senior notes due 2019 issued in April 2011, (iii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet, (iv) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material on a consolidated basis, (v) liabilities incurred in the ordinary course of business consistent with past practice prior to the date of the Most Recent Balance Sheet which, in accordance with GAAP Consistently Applied, were not recorded thereon, and (vi) except as would not result in a Company Material Adverse Effect;

(v)	except in connection with the transactions contemplated by this Agreement, during the period beginning on January 1, 2011 and ending on the date hereof, the Company (on a consolidated basis) has conducted its business, in all material respects, in the ordinary course consistent with past practice; provided, the Company consummated the issuance of $250 million aggregate principal amount of its 8.75% Senior Notes due 2019 in April 2011;

(w)

there is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority or arbitrator that would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the Company’s knowledge no officer or director of the Company is a defendant in any Action in connection with his status as an officer or director of the Company or any Subsidiary. Other than pursuant to the Organizational Documents or pursuant to customary indemnification agreements in favour of officers and directors, and as disclosed in the Disclosure Documents, no Contract between the Company or any Subsidiary and any current or former director or officer exists that provides for

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indemnification. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. Neither the Company nor any Subsidiary has received written notice of any default, and, to the Company’s knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company or the applicable Subsidiaries in connection with any of the foregoing which would result in a Company Material Adverse Effect;

(x)	(i)	except as set forth in the Disclosure Documents, the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union. There is no pending or, to the Company’s knowledge, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company (on a consolidated basis) nor to the Company’s knowledge any agent, representative or employee thereof has within the last 12 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the Company’s knowledge, threatened charge or complaint against the Company (on a consolidated basis) by or with the National Labor Relations Board or any representative thereof, in each case that would reasonably be expected to have a Company Material Adverse Effect. There has been no strike, walkout or work stoppage or threat thereof involving any of the employees of the Company during the 12 months prior to the date hereof. The Company (on a consolidated basis) has complied in all material respects with applicable Laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended, except for those instances of non-compliance which would not result in a Company Material Adverse Effect;

	(ii)	with respect to all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Subsidiary (collectively, the “Plans”), no event has occurred in connection with which the Company or any Subsidiary could reasonably be expected to be subject to any actual or contingent liability under the terms of such Plan or any applicable Law which would reasonably be expected to have a Company Material Adverse Effect;

(y)	(i)	other than as disclosed in the Disclosure Documents and except for real property acquired in the ordinary course since December 31, 2010, neither the Company nor any of its Subsidiaries owns any real property;

	(ii)	to the Company’s knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company or the applicable Subsidiaries under any documents, leases or agreements evidencing any leasehold interests of real property currently leased or subleased by the Company or any Subsidiary, which would result in a Company Material Adverse Effect; and

(z)	(i)	(A) to the Company’s knowledge, the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted against the Company or any Subsidiary that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon, or may infringe upon or misappropriates the Intellectual Property rights of any third party, that would reasonably be expected to have a Company Material Adverse Effect; (B) with respect to each item of Intellectual Property that is owned by the Company or a Subsidiary and is material to its operations (“Owned Intellectual Property”), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to use such Owned Intellectual Property in the continued operation of its respective business; (C) with respect to each item of Intellectual Property that is licensed to or otherwise held or used by the Company or a Subsidiary and is material to its operations (“Licensed Intellectual Property”), the Company or a Subsidiary has the right to use such Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Licensed Intellectual Property; (D) none of the Owned Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Company’s knowledge, the Owned Intellectual Property is valid and enforceable; and (E) to the Company’s knowledge, no person is engaging in any activity that infringes upon the Owned Intellectual Property;

	(ii)	for purposes of this Agreement, “Intellectual Property” means (A) United States patents, patent applications and statutory invention registrations, (B) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, (C) copyrightable works, copyrights, and registrations and applications for registration thereof, and (D) all items of software, source code, object code or other computer program of whatever name;

(aa)	(i)	each of the Company and its Subsidiaries has filed all Tax Returns required to be filed by any of them, except, where the failure to file such Tax Returns would not, have a Company Material Adverse Effect. The Company and each of its Subsidiaries have correctly reported all income and all other amounts or information required to be reported to the applicable Governmental Authority with respect to any such Taxes, except as would not result in a Company Material Adverse Effect. To the Company’s knowledge, no deficiencies for any Taxes have been asserted or assessed in writing against the Company or any of its Subsidiaries as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending that would reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of any Tax of the Company;

	(ii)	all material Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid or have been properly accrued on the Company’s Financial Statements in accordance with GAAP. The Company has withheld all Taxes required to have been withheld in connection with amounts paid to its employees, independent contractors, customers, shareholders and other persons, and has paid, or will timely pay, all amounts so withheld to the appropriate Governmental Authority, except when failures to withhold would not result in a Company Material Adverse Effect;

	(iii)	the Company is not currently delinquent in the payment of any Tax. There are no Tax liens on any assets of the Company, except for statutory liens for Taxes that are not yet due and payable, liens for Taxes which are currently payable without penalty or interest and liens for Taxes being contested in good faith by any appropriate proceeding for which adequate reserves have been established, except for liens that would not result in a Company Material Adverse Effect. There is no material Tax deficiency outstanding or assessed or proposed against the Company that is not reflected as a liability on the Company’s Financial Statements. The Company has not executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax;

	(iv)	the Company has not assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax;

	(v)	for purposes of this Agreement:

		(A)	“Tax” or “Taxes” shall mean any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or Tax authority; and

		(B)	“Tax Returns” means any and all returns, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed with any Tax authority (including any schedule or attachment thereto) with respect to the Company or the Subsidiaries, including any amendment thereof;

(bb)	(i)	except as would not reasonably be expected to have a Company Material Adverse Effect: (A) to the Company’s knowledge, none of the Company or any of the Subsidiaries has violated, or is in violation of, any Environmental Law; (B) to the Company’s knowledge, there is and has been no Release of Hazardous Substances in violation of Environmental Laws at, on, under or any of the properties currently leased or operated by the Company or any of the Subsidiaries or, during the period of the Company’s or the Subsidiaries’ lease or operation thereof, formerly leased or operated by the Company or any of the Subsidiaries;

(C) the Company and the Subsidiaries have obtained and are and have been in material compliance with all, and have not violated any, required Environmental Permits; (D) the Company and its Subsidiaries have not received any written claims against the Company or any of the Subsidiaries alleging violations of or liability or obligations under any Environmental Law;

(ii)	for purposes of this Agreement:

(A)	“Environmental Laws” means any Laws (including common law) of the United States federal, state, local, non-United States, or any other Governmental Authority; relating to (A) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment or human health and safety as affected by Hazardous Substances or materials containing Hazardous Substances;

(B)	“Environmental Permits” means any permit, license registration, approval, notification or any other authorization pursuant to Environmental Law;

(C)	“Hazardous Substances” means (A) those substances, materials or wastes defined as toxic, hazardous, acutely hazardous, pollutants, contaminants, or words of similar import, in or regulated under the following United States federal statutes and any analogous state statutes, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; and (D) polychlorinated biphenyls, asbestos, molds that could reasonably be expected to adversely affect human health, urea formaldehyde foam insulation and radon; and

(D)	“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, seeping, leaching, dumping, or disposing of any substance, material or product into or through the environment.

(cc)	except for the representations and warranties made by the Company in this Section 5, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, the Subsidiaries, or its or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other information or documents made available to each Purchaser or its counsel, accountants or advisors with respect to the Company or any of the businesses, assets, liabilities or operations of the foregoing, except as expressly set forth in this Agreement; and

14

(dd)	no act or proceeding has been taken by or against the Company or any of the Subsidiaries in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of the Company or any of the Subsidiaries nor, to the knowledge of the Company, is any threatened, or for the appointment of a trustee, receiver, manager or other administrator of the Company or any of the Subsidiaries or any of their respective properties or assets. None of the Company or any of the Subsidiaries has sought protection under applicable bankruptcy legislation.

(ee)	the Company is eligible to register the Registrable Securities (defined in Annex A) for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

(ff)	other than as disclosed in the Disclosure Documents, the Company and each Subsidiary is in compliance, in all material respects, with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

6 Representations and Warranties of the Purchasers.

6.1 As of the date hereof, each Purchaser represents and warrants to the Company and acknowledges that the Company is relying upon such representations and warranties in connection with its execution and delivery of this Agreement that:

(a)	this Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by the other parties thereto, is, or will be, legal, valid and binding obligations of such Purchaser enforceable against the Purchaser in accordance with their terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(b)	such Purchaser has been duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite corporate, partnership or limited liability company, as applicable;

(c)	except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by such Purchaser in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a Purchaser Material Adverse Effect;

(d)

none of the execution, delivery or performance of the Agreement, and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Purchaser of (A) the organizational documents, including the operating agreement, if any, of such Purchaser, or (B) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or Governmental Authority, foreign, federal, state, local or other law binding on such Purchaser or by which such Purchaser or its assets are bound or subject; provided in the case of (B) above, unless any such violation, conflict, breach, default or right would not have a Purchaser Material Adverse Effect;

(e)	such Purchaser acknowledges its understanding that the offering and issuance of Common Shares to be acquired by it pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Company’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of such Purchaser contained herein. In furtherance thereof, such Purchaser, severally, and not jointly or jointly and severally, represents and warrants to the Company as follows:

(i)	such Purchaser is acquiring Common Shares hereunder solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof. Such Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Common Shares acquired hereunder, unless (A)(i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for such Purchaser shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act or (B) unless sold or eligible to be sold pursuant to Rule 144 under the Securities Act;

(ii)	such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the U.S. Securities Laws and as described in this Agreement. Such Purchaser is able to bear the economic risk of holding the Common Shares for an indefinite period and is able to afford the complete loss of its investment in the Common Shares; such Purchaser has received and reviewed all information and documents about or pertaining to the Company, the business and prospects of the Company and the issuance of the Common Shares, as such Purchaser deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the business and prospects of the Company and the Common Shares, which such Purchaser deems necessary or desirable to evaluate the merits and risks related to its investment in the Common Shares;

(iii)

such Purchaser acknowledges that it has been advised that (i) the shares of Common Shares issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and such Purchaser understands that the Company has no obligation to register such Purchaser’s Common Shares, except to the extent set forth in this Agreement; accordingly, such Purchaser may have to bear indefinitely the economic risks of an investment in such Common Shares, (ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the Common Stock, and (iii) a notation shall be made in the appropriate records of the Company indicating that the shares of Common Shares issued hereunder are subject to restrictions on transfer;

(iv)	Such Purchaser is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Securities Act);

(v)	each Common Share certificate issued pursuant to this Agreement, unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless (i) the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or “Blue Sky” laws or (ii) the securities are sold or eligible to be sold pursuant to Rule 144 under the Act.

(vi)	such Purchaser became aware of this Offering of the Common Shares solely by means of a prior existing relationships with the Company, and not by any other means, including by General Solicitation or General Advertising;

(f)	neither such Purchaser nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement;

7. Covenants of the Company. The Company covenants and agrees with each Purchaser that:

(a)	prior to the Closing Date, it will advise each Purchaser, promptly after receiving notice or any obtaining knowledge thereof, of the imposition of any cease trading or similar order affecting the Common Shares or order modifying or making unavailable any exemption pursuant to which the Common Shares are being offered or sold, or the institution, threatening or contemplation of any proceedings for any such purpose or any request made by any Securities Regulator relating to the Offering;

(b)	the Company will have taken, on or prior to the Closing Date, all necessary steps to ensure the Common Shares have been duly authorized for issuance;

(c)	the Company will take all such steps as may be necessary to obtain conditional listing approval of the Stock Exchanges;

(d)	the Company will use commercially reasonable efforts to ensure that there is available “adequate current public information” with respect to the Company within the meaning of Rule 144(c)(1) under the U.S. Securities Act after the Closing Date and at all times thereafter when the Registration Statement is not effective and up to date.

(e)

The Company agrees that it will not, and shall cause each of its Subsidiaries to not, without the prior written consent of Fidelity Management & Research Company (”), use in advertising, publicity, or otherwise the name of Fidelity, or any

Purchaser, or any partner or employee of Fidelity or any Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Fidelity, any Purchaser or any of their respective affiliates. The Company further agrees that it shall obtain the written consent of Fidelity prior to the Company’s or any of its Subsidiaries’ issuance of any public statement detailing the purchase of shares by Purchasers pursuant to this Agreement. The foregoing covenant shall not be deemed to be breached if the Company is required by Securities Laws to use the Fidelity name or any Purchaser’s name in any required filings with a Securities Regulator.

(f)	The Company covenants and agrees with each Purchaser as set forth in Annex A relating to the registration rights.

(g)

The Company shall, on or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing the material terms of the transactions contemplated by this Agreement. On or before 5:30 p.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching all the material documents (including, without limitation, this Agreement (and all schedules to this Agreement) (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide any Purchaser with any material, non-public information regarding the Company or the Subsidiaries from and after the issuance of the Press Release without the express prior written consent of such Purchaser. Subject to the foregoing, neither the Company, any Subsidiary nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, (i) the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the 8-K Filing and contemporaneously therewith and (B) as is required by applicable law and regulations (provided that in the case of clause (A) each Purchaser shall receive an advanced draft of any such press release or other public disclosure prior to its release) and (ii) each Purchaser may make such filings as may be required under Section 13 and Section 16 of the 1934 Act.

8. Due Diligence. Until the Closing Date the Company shall at all times allow the Purchasers and their representatives to conduct reasonable due diligence investigations and examinations.

9. Conditions of Closing. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement shall be conditioned upon the fulfilment or waiver by each Purchaser at or before the Closing Time of the following conditions, which conditions the Company covenants to use its best efforts to fulfil or cause to be fulfilled prior to the Closing Time:

(a)	the execution and delivery of this Agreement, the due authorization of the issuance of the Common Shares shall have been duly authorized by all necessary corporate action;

(b)	the conditional approval of the Stock Exchanges to list the Common Shares shall have been obtained;

(c)	the Purchasers shall have received certificates addressed to the Purchasers, dated as of the date of Closing, signed by the Chief Executive Officer of the Company, or such other officer or officers of the Company as the Purchasers may accept, certifying on behalf of the Company to the effect that, except as has been generally disclosed at the date thereof:

(i)	no order, ruling or determination suspending or cease trading the Common Shares has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officer, contemplated or threatened by any securities commission;

(ii)	other than as disclosed in the Disclosure Documents, since December 31, 2010, there has not been any change as it relates to the Company and its Subsidiaries on a consolidated basis that has or could reasonably be expended to result in a Company Material Adverse Effect;

(iii)	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

(iv)	the Company has complied in all material respects with all the terms and conditions of this Agreement on its part to be complied with at or before the Closing Time; and

(v)	as to such other matters of a factual nature as are appropriate and usual in the circumstances and as the Purchasers or the Purchasers’ counsel may reasonably request; and

(d)	the Company shall have delivered to each Purchaser’s custodian of securities identified in Section 10 below the certificates representing the Common Shares.

10. Closing Procedures. Provided this Agreement has been duly executed by the parties and signature pages have been delivered to the Company’s counsel, the Company will cause to be issued and to be delivered to each Purchaser at the location as directed by each Purchaser without charge prior to the Closing Time certificates representing the Common Shares in such number and denomination and bearing the registration particulars as each Purchaser may, in writing, direct to the Company prior to the Closing Time, and once each Purchaser has confirmed receipt of each certificate, each Purchaser shall deposit the amount of readily available funds equal to such Purchaser’s share of the aggregate Subscription Price by wire transfer in immediately available funds to the Company pursuant to the Company’s written wire instructions.

11. Expenses of Offering. Whether or not the transactions herein contemplated shall be completed, all costs and expenses of and incidental to the sale of the Common Shares to the Purchasers and all other matters in connection with the transactions herein set out shall be borne by the Company, whether before or after Closing, including without limitation, all costs and expenses in connection with the preparation and issue of the certificates for the securities to be offered hereunder, the fees and disbursements of the Company’s counsel, all local counsel and the expenses of the Purchasers in connection with the Offering including without limitation the reasonable fees and expenses of the Purchasers’ counsel, and the Purchasers out-of-pocket expenses, collectively to a maximum of $25,000.

Any expenses in excess of this maximum shall be subject to pre-approval by the Company, action reasonably.

12. Termination.

12.1 If at any time prior to Closing:

(a)	there shall have occurred any adverse changes in relation to the Company that, in the opinion of each Purchaser, acting reasonably and in good faith, has or could reasonably be expected to result in a Company Material Adverse Effect;

(b)	there shall have occurred any change in the Securities Laws, or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of the US or any Stock Exchange in relation to the Company or any of the Securities (except for any inquiry, investigation or other proceeding or order based upon activities of each Purchaser and not upon activities of the Company or its subsidiaries), which, in the opinion of each Purchaser, acting reasonably and in good faith, prevents or restricts trading in or the distribution of the Securities or adversely affects or might reasonably be expected to adversely affect the investment quality or marketability of the Common Shares; or

(c)	a cease trading order is made under any of the Securities Laws by any other competent authority in respect of the Securities and such cease trading order is not rescinded within 48 hours,

each Purchaser shall be entitled, at their option, to terminate and cancel their obligations to the Company under this Agreement by written notice to that effect given to the Company at the address shown in Section 13.2 prior to the Closing Time. In the event of any such termination, the Company’s obligations under this Agreement to each Purchaser shall be at an end except for any liability of the Company provided for in Section 11 hereof.

12.2 The rights of termination contained in this Section 12 are in addition to any other rights or remedies each Purchaser may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement.

13. Miscellaneous.

13.1 All representations and warranties contained herein and all of the covenants and agreements of the Company herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any material breach or failure to comply with any thereof shall entitle each Purchaser, in addition to and not in lieu of any other remedies each Purchaser has in respect thereof, to terminate any obligation to purchase the Common Shares by written notice to that effect given to the Company prior to the Closing Time. It is understood that the Purchasers may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other subsequent breach or non-compliance, provided that to be binding on the Purchasers any such waiver or extension must be in writing.

13.2 Any notice or other communication hereunder shall be in writing and shall unless herein otherwise provided be given by delivery to a responsible officer of the addressee or by telex or telecopier and shall be deemed to have been given when actually delivered or when such notice should have reached the addressee in the ordinary course at the addresses set forth below:

if to the Company, addressed to:

Barry S. Schlesinger

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

Fax: (310) 887-3410

if to Fidelity Devonshire Trust: Fidelity Large Cap Value Fund; Fidelity Capital Trust: Fidelity Value Fund; Fidelity Advisor Series I: Fidelity Advisor Fund, addressed to:

Andrew Boyd (Vice President Special Situations Group)

82 Devonshire Street, V13H,

Boston, Massachusetts 02109

if to Odyssey Reinsurance Company, addressed to

Kirk Reische

Odyssey Reinsurance Company

300 First Stamford Place

Stamford, CT 06902

13.3 Time shall be of the essence of the foregoing offer and of the agreement resulting from the acceptance thereof.

13.4 The representations, warranties, covenants and other agreements herein contained shall survive the purchase by the Purchasers of the Common Shares and shall continue in full force and effect unaffected by any subsequent disposition by the Purchasers of the Common Shares for a period of two years hereafter (other than obligations of the Company set forth in Sections 11 hereof which will continue indefinitely).

13.5 This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

13.6 This Agreement shall be governed by the laws of the State of Delaware, and the federal laws of the United States applicable therein.

13.7 The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.

13.8 A copy of the Agreement and Declaration of Trust of each applicable Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such applicable Purchaser or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Purchaser or any affiliate thereof individually but are binding only upon such Purchaser or any affiliate thereof and its assets and property.

If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives, effective as of the date first shown above.

KENNEDY-WILSON HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Barry S. Schlesinger
	Name:	Barry S. Schlesinger
	Title:	Chief Administrative Officer

FIDELITY DEVONSHIRE TRUST: FIDELITY LARGE CAP VALUE FUND

By:	/s/ Jeffrey Christian
	Name:	Jeffrey Christian
	Title:	Deputy Treasurer
	Dated:	June 28, 2011

(Securities Purchase Agreement Signature Page)

If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives, effective as of the date first shown above.

KENNEDY-WILSON HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Barry S. Schlesinger
	Name:	Barry S. Schlesinger
	Title:	Chief Administrative Officer

FIDELITY CAPITAL TRUST: FIDELITY VALUE FUND

By:	/s/ Jeffrey Christian
	Name:	Jeffrey Christian
	Title:	Deputy Treasurer
	Dated:	June 28, 2011

(Securities Purchase Agreement Signature Page)

If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives, effective as of the date first shown above.

KENNEDY-WILSON HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Barry S. Schlesinger
	Name:	Barry S. Schlesinger
	Title:	Chief Administrative Officer

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR VALUE FUND

By:	/s/ Jeffrey Christian
	Name:	Jeffrey Christian
	Title:	Deputy Treasurer
	Dated:	June 28, 2011

(Securities Purchase Agreement Signature Page)

If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives, effective as of the date first shown above.

KENNEDY-WILSON HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Barry S. Schlesinger
	Name:	Barry S. Schlesinger
	Title:	Chief Administrative Officer

ODYSSEY REINSURANCE COMPANY
by its investment manager

By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	Vice President and Chief Operating Officer
	Dated:	June 28, 2011

(Securities Purchase Agreement Signature Page)

SCHEDULE “A”

NUMBER OF SHARES

Name of Purchaser	Number of Shares
Fidelity Devonshire Trust: Fidelity Large Cap Value Fund	680,000 Shares
Fidelity Capital Trust: Fidelity Value Fund	3,687,614 Shares
Fidelity Advisor Series I: Fidelity Advisor Value Fund	32,086 Shares
Odyssey Reinsurance Company	400,000 Shares

TOTAL:	4,800,000 Shares

Annex A

Registration Rights

Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Securities Purchase Agreement to which this Annex A is attached. The terms of this Annex A are incorporated by reference into the Securities Purchase Agreement to which it is attached.

Section 1. Definitions. As used in this Annex A, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 5(b).

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Date” means the date on which the Registration Statement is first declared effective by the Commission.

“Effectiveness Deadline” has the meaning set forth in Section 2(a).

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” has the meaning set forth in Section 3(g).

“Holder” or “Holders” means the Investors and other holder or holders (assignees pursuant to Section 5(f) hereof), as the case may be, from time to time of Registrable Securities.

“Investor” means the Purchaser pursuant to the Securities Purchase Agreement to which this Annex A is attached.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Shares, and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event. As to any particular Registrable Securities, they shall cease to be Registrable Securities at the earliest time as one of the following shall have occurred: (i) a registration statement covering such shares has been declared effective by the Commission and all such shares have been disposed of pursuant to such effective registration statement or unless such shares were issued pursuant to an effective registration statement, (ii) such shares have been publicly sold under Rule 144, (iii) all such shares may be sold in one transaction pursuant to Rule 144 or (iv) such shares have been otherwise transferred in a transaction that constitutes a sale thereof under the Securities Act

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post- effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Holder Questionnaire” has the meaning set forth in Section 2(d).

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to the Securities Purchase Agreement.

“Trading Day” means any day on which the NYSE is open for trading.

Section 2. Registration.

(a)	The Company shall prepare and file with the Commission the Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-3 as soon as practicable following June 30, 2011, but no later than two weeks following such date. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible and in any event by no later than the date which is 90 calendar days after June 30, 2011 or, if the staff of the Commission reviews and provides comments on the Registration Statement, then within 120 days following the filing of the Registration Statement (the “Effectiveness Deadline”), and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective and available for use by Holders under the Securities Act until the date the Registrable Securities covered by the Registration Statement no longer constitute Registrable Securities (the “Effectiveness Period”).

(b)	Within three business days following the date on which the Registration Statement is declared effective by the Commission, and assuming no stop-order has been issued with respect to the Registration Statement, the Company shall furnish to each Holder a letter, dated such date addressed to such Holder, confirming such effectiveness.

(c)	If: (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, other than as a result of any open issues arising out of any routine SEC review of 1934 Act filings in effect as of the date hereof, or (iii) after its effective date, (A) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain effective as to all Registrable Securities for which it is required to be effective hereunder or (B) the Purchasers are not permitted to utilize the Prospectus therein to resell such Registrable Securities, in the case of (A) and (B) other than during a Delay Period or (iv) a Delay Period exceeds the time periods set forth in the proviso in Section 2(e) (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event”, and, for purposes of clauses (i), (ii) or (iii), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Delay Period is exceeded, being referred to as an “Event Date”), then, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the aggregate purchase price paid by such Purchaser pursuant to the Securities Purchase Agreement for any Registrable Securities held by such Purchaser on the Event Date, which remain subject to resale restrictions; provided, however, that the aggregate amount of Liquidated Damages paid by the Company pursuant to this Section 2(c) shall in no event exceed 10% of the aggregate purchase price paid by such Purchaser. The parties agree that notwithstanding anything to the contrary herein or in the Securities Purchase Agreement, no Liquidated Damages shall be payable (i) with respect to any Registrable Securities which the Purchaser elects not to register on any applicable Registration Statement; and (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Period), and (iii) with respect to any Registrable Securities that are no longer subject to resale restrictions (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the period in which the Registrable Securities are no longer subject to resale restrictions). If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within ten (10) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Purchaser). Notwithstanding anything to the contrary herein, other than accrued Liquidated Damages and interest payments related thereto, the Company shall have no obligation to pay any Liquidated Damages upon the earlier of (A) the Shares ceasing to be Registrable Securities pursuant to the terms of this Annex A and (B) the one-year anniversary of the date of the Securities Purchase Agreement.

(d)	Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Annex A as Exhibit A (a “Selling Holder Questionnaire”) as soon as reasonably practicable following the Closing Date. The Company shall not be required to include the Registrable Securities of a Holder in the Registration Statement who fails to furnish to the Company a fully completed Selling Holder Questionnaire by the later of (i) the Closing Date or (ii) at least five Trading Days prior to the date of filing of the Registration Statement or pre-effective amendment to the Registration Statement (in no event is the Company required to delay filing the Registration Statement or any pre-effective amendment thereto). Each Holder also agrees to provide the Company with such other information as may be reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, including but not limited to providing such information in a timely manner regarding itself, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities. The Company shall not be required to include the Registrable Securities of a Holder who fails to provide such reasonably requested information or who objects to the inclusion of required disclosure in the Registration Statement regarding such Holder, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities.

(e)

Notwithstanding Section 2(a) hereof, the Company may delay or suspend the effectiveness of the Registration Statement (a “Delay Period”) if the board of directors of the Company determines in good faith that effectiveness of the Registration Statement should be suspended in accordance with the rules and regulations under the Securities Act or that the disclosure of material non-public information (“Pending Developments”) at such time would be detrimental to the Company and its subsidiaries, taken as a whole; provided that if a Delay Period occurs or if, for any other reason, after effectiveness the Registration Statement is not available to enable Holders to effect resales thereunder, the term of any Delay Period(s) and period(s) during which the Registration Statement is otherwise unavailable for use in effecting such resales, the period during which the Registration Statement shall be required to remain effective specified in clause (i) of Section 2(a) of this Annex A shall be extended by the aggregate of the term(s) of any Delay Period(s) or other period(s) during which the Registration Statement may not be used by Holders to effect resales thereunder. Notwithstanding the foregoing, in no event will a Delay Period be in effect or the ability of the holders of the Securities, or the common shares underlying these securities to effect resales under such registration statement be impaired during any period in which the Company is effecting a primary public offering of its securities in the United States so that holders of the Securities, and the common shares underlying these securities, shall have the ability to effect public resales of their securities at the same time and on the same basis as purchasers in any such primary public offering. The aggregate Delay Period for all Pending Developments shall not exceed 60 consecutive calendar days in any 365-day period, shall not exceed 120 days collectively in any 365-day period, and no less than 30 calendar days shall pass between any consecutive 60 calendar day Delay Period. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a suspension as promptly as practicable. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Delay Period. The notice of the existence of a Pending Development shall remain confidential to such Holder until such information otherwise becomes public, unless disclosure by the Holder is required by law and provided that notwithstanding such Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgment that any such information is material.

Section 3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)	Not less than three Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any Prospectus or any amendments or supplements thereto to which a majority of the Holders of Registrable Securities object in good faith, provided that the Company is notified of such objection in writing no later than two Trading Days after the Holders have been so furnished copies of a Registration Statement or any Prospectus or amendments or supplements thereto. The Company and the Holders agree to act in good faith to resolve such objections of the Holders.

(b)	(i) Subject to Section 2(d), prepare and file with reasonable promptness with the Commission such amendments, including post effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by the Registration Statement.

(c)

Notify the Holders promptly, but in no event in less than three Trading Days, (i)(A) when a Prospectus or any Prospectus supplement or post effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder, but not information which the Company believes would constitute material and non-

public information); and (C) with respect to the Registration Statement or any post effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) the occurrence of a Delay Period.

(d)	Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)	Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly upon request.

(f)	Promptly deliver to each Holder, without charge, copies of each Prospectus or Prospectuses and each amendment or supplement thereto as such persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)	The Company shall, at its own expense, cooperate with the agents and U.S. broker-dealers who, in connection with any resale, may reasonably be considered to be acting as underwriters, with respect to any filing made by any of them with the Financial Industry Regulatory Authority Inc. (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 5110(b)(i) so as to permit such filing and any amendments thereto to be made on a timely basis, if required.

(h)

Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Securities Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)	Upon the occurrence of any event contemplated by Section 3(c)(v), use its commercially reasonable efforts to ensure that the use of the Registration Statement or Prospectus may be resumed as promptly as practicable and shall promptly prepare a supplement or amendment, including a post effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall be entitled to exercise its right under this section 3(i) to suspend the availability of a Registration Statement or Prospectus for an aggregate period, not to exceed 60 calendar days in any 365-day period, and no less than 30 calendar days between any consecutive 60 calendar day. Notwithstanding the foregoing, in no event will such a suspension be in effect during any period in which the Company is effecting a primary public offering of its securities in the United States, so that holders of the Securities and the common shares underlying these securities shall have the ability to effect public resales of their securities at the same time and on the same basis as purchasers in any such primary public offering.

Section 4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Annex A by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and auditors, and other reasonable counsel fees and expenses, and including, without limitation, fees and expenses (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any trading market or exchange on which the Common Stock is then listed for trading, (C) with respect to filing fees of FINRA pursuant to FINRA Rule 5110, and (D) with respect to fees relating to compliance with applicable state securities or Blue Sky laws in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Annex A. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Annex A (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Section 5. Miscellaneous.

(a)	Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(b)	Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop transfer orders to enforce the provisions of this paragraph. The Company will use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of Registrable Securities pursuant to Section 3(c)(v) and (vi) hereunder shall be subject to the limitations set forth in the last sentence of Section 3(i).

(c)	Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Annex A.

(d)	Amendments and Waivers. The provisions of this Schedule, including the provisions of this Section 5(d), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the Registrable Securities (treated together as a single class). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates.

(e)	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be provided in accordance with the terms of the Securities Purchase Agreement to which this Annex A is attached; provided however, that all written notices or copies of documents required to be provided pursuant to this Annex A may be electronic copies transmitted electronically to the Holder’s email address as set forth on the Selling Shareholder Questionnaire, or at set other email address as provided to the Company by the Holder.

(f)

Successors and Assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The rights under this Annex A shall be automatically assignable by the Purchaser to any transferee of at least one-half of the Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) the transfer of assignment is completed prior to the effectiveness of the

Registration Statement or immediately following such transfer or assignment if the further disposition of the securities is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

(g)	Severability. If any term, provision, covenant or restriction of this Annex A is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)	Headings. The headings in this Annex A are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)	Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Annex A are several and not joint with the obligations of each other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Annex A. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Annex A. Each Holder acknowledges that no other Holder will be acting as agent of such Holder in enforcing its rights under this Annex A. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Annex A, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Holders has been provided with the same Annex A for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder.

EXHIBIT A

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights (the “Registration Rights Agreement”) to which this document is annexed. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement. In lieu of the form of Questionnaire attached to this Selling Shareholder Notice, the Selling Shareholder may submit a questionnaire that it customarily uses provided that substantially similar information is provided.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

PLEASE FAX OR EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Blvd., Suite 700

Beverly Hills, CA

90212

Attention:	Barry S. Schlesinger
Facsimile:	(310) 887-3410

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	NAME.

Full Legal Name of Selling Securityholder

Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

Full Legal Name of Natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire – ENTITIES MUST COMPLETE THIS QUESTION):

2. ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

Telephone:

Fax :

Email:

Contact Person:

3.	BROKER-DEALER STATUS:

Are you a broker-dealer?

Yes          No

If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes          No

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

Are you an affiliate of a broker-dealer?

Yes          No

If you are an affiliate of a broker-dealer. do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes          No

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Securities Purchase Agreement.

Type and Amount of other securities beneficially owned by the Selling Securityholder:

5.	RELATIONSHIPS WITH THE COMPANY:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:

Title: